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Exhibit 23.2

Consent of Independent Registered Public Account Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 7, 2005 in the Registration Statement (Form S-1 No. 333-0000) and related prospectus of Eagle Bulk Shipping Inc. relating to the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
October 10, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Account Firm